Exhibit 99.1

PRESS RELEASE

SolarEdge Announces a Global Workforce Reduction

MILPITAS, Calif. -- January 21, 2024 – SolarEdge Technologies, Inc. (“SolarEdge”) (NASDAQ: SEDG), a global leader in smart energy technology, announced today a restructuring plan that includes workforce reduction designed to reduce operating expenses and align its cost structure to current market dynamics.

The workforce reduction impacts approximately 16% of the SolarEdge global workforce, or approximately 900 employees, of which approximately 500 are from the Company’s various manufacturing sites.

The reduction follows measures which the Company has already taken to align with current market conditions, including discontinuation of manufacturing in Mexico, reduction of manufacturing capacity in China, and termination of the Company’s light commercial vehicle e-mobility activity. Further detail will be provided in the Company’s end-of-year earnings release which is expected to be released by the end of February 2024.

Zvi Lando, Chief Executive Officer of SolarEdge, said, “We have made a very difficult, but necessary decision to implement a workforce reduction and other cost-cutting measures in order to align our cost structure with the rapidly changing market dynamics. We are making every effort to treat our departing colleagues with respect and gratitude for their contributions and support them in their transition. We remain confident in the long-term growth of the solar energy market and our leading position in the smart energy space. These changes do not impact our strategic direction and priorities and we remain committed to continue to drive the renewable energy transformation, while providing best in class technology and support to our customers.”

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC-optimized inverter seeks to maximise power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, electric vehicle powertrains, and grid services solutions. SolarEdge is online at solaredge.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our restructuring plan, our workforce reduction initiative, possible or assumed future results of operations; future demands for solar energy solutions; business strategies; industry and regulatory environment; general economic conditions; potential growth opportunities; cancellations and pushouts of existing backlog; installation rates; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, our ability to deliver on our restructuring plan and efforts and workforce reduction initiative; our future cash payments associated with these initiatives; potential future impairment charges; future demand for renewable energy including solar energy solutions; changes, elimination or expiration of government subsidies and economic incentives for on-grid solar energy applications; changes in the U.S. trade environment; federal, state, and local regulations governing the electric utility industry with respect to solar energy; changes in tax laws, tax treaties, and regulations or the interpretation of them, including the Inflation Reduction Act; the retail price of electricity derived from the utility grid or alternative energy sources; interest rates and supply of capital in the global financial markets in general and in the solar market specifically; competition, including introductions of power optimizer, inverter and solar photovoltaic system monitoring products by our competitors; developments in alternative technologies or improvements in distributed solar energy generation; historic cyclicality of the solar industry; product quality or performance problems in our products; our ability to forecast demand for our products accurately and to match production to such demand as well as our customers’ ability to forecast demand based on inventory levels; our dependence upon a small number of outside contract manufacturers and limited or single source suppliers; capacity constraints, delivery schedules, manufacturing yields, and costs of our contract manufacturers and availability of components; delays, disruptions, and quality control problems in manufacturing; existing and future responses to and effects of pandemics, epidemics, or other health crises; disruption in our global supply chain and rising prices of oil and raw materials as a result of various conflicts, including the evolving state of war in Israel; our customers’ financial stability and our ability to retain customers; our ability to retain key personnel and attract additional qualified personnel; our ability to manage effectively the growth of our organization and expansion into new markets and integration of acquired businesses; unrest and terrorism; macroeconomic conditions in our domestic and international markets, as well as inflation concerns, financial institutions instability, rising interest rates,  and recessionary concerns; consolidation in the solar industry among our customers and distributors; cyber incidents; and other matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 22, 2023 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this press release is as of the date of this press release.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or changes in its expectations or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Press Contact
SolarEdge Technologies, Inc.
Lily Salkin Global Public and Media Relations Manager
Lily.salkin@solaredge.com

SolarEdge Technologies, Inc.
Dana Noyman Head of Corporate Communications and Global PR
dana.noyman@solaredge.com

Investor Contact
JB Lowe Head of Investor Relations
investors@solaredge.com